Exhibit 99.1

FS Investment Corporation Announces Financial Results for its Fourth Quarter and Year Ended

December 31, 2013 and Provides Details of Stockholder Conference Call

PHILADELPHIA, PA, March 5, 2014 – FS Investment Corporation (“FSIC”, “we” or “us”), a business development company focused primarily on investing in the debt securities of private U.S. companies, announced its operating results for the quarter and year ended December 31, 2013. FSIC will hold a conference call at 10:00 a.m., Eastern Time, on Wednesday, March 12, 2014 to discuss these results. Information for those interested in participating in the call can be found below.

Financial Highlights for the Quarter Ended December 31, 20131

•	Net asset value per share as of December 31, 2013 was $10.18 compared to $10.10 per share as of September 30, 2013

•	Net investment income of $0.20 per share for the quarter ended December 31, 2013 compared to $0.26 per share for the quarter ended September 30, 2013

•	Adjusted net investment income of $0.24 per share for the quarter ended December 31, 2013 compared to $0.26 per share for the quarter ended September 30, 2013[2]

•	Paid regular cash distributions to stockholders totaling $0.2137 per share during the quarter ended December 31, 2013[3]

Financial Highlights for the Year Ended December 31, 20131

•	Net investment income of $0.96 per share for the year ended December 31, 2013 compared to $0.59 per share for the year ended December 31, 2012

•	Adjusted net investment income of $0.99 per share for the year ended December 31, 2013 compared to $0.71 per share for the year ended December 31, 2012[2]

•	Paid regular cash distributions to stockholders totaling $0.8303 per share during the year ended December 31, 2013[3]

•	Generated a GAAP total return of 10.43% for the year ended December 31, 2013[4]

•	Undistributed net investment income and realized capital gains on a tax basis of $0.53 per share as of December 31, 2013

“We are pleased with our fourth quarter and full year 2013 financial results,” said Michael C. Forman, Chairman and Chief Executive Officer of FSIC. “Our focus on directly originated, senior secured investments and our ability to leverage the broad investment capabilities of the GSO / Blackstone platform enabled us to increase our distribution rate twice during the year and to once again generate a strong risk-adjusted return for our stockholders. Although we recognize that much work lies ahead, we believe that our experience, scale, partnership with GSO / Blackstone and five-year track record of strong performance position us well for a successful listing.”

Operating Results

	Quarter-over-Quarter		Year-over-Year
(all per share amounts are basic and diluted)[1]	Three Months Ended December 31, 2013	Three Months Ended September 30, 2013	Three Months Ended December 31, 2013	Three Months Ended December 30, 2012
Net investment income per share	$0.20	$0.26	$0.20	$0.19

Adjusted net investment income per share[2]	$0.24	$0.26	$0.24	$0.19

Total net realized and unrealized gain (loss) on investments per share	$0.10	$(0.03)	$0.10	$0.13

Net increase (decrease) in net assets resulting from operations (earnings per share)	$0.30	$0.23	$0.30	$0.32

Stockholder distributions per share[3]	$0.2137	$0.2093	$0.2137	$0.2025

Net asset value per share at period end	$10.18	$10.10	$10.18	$9.97

Portfolio Highlights

•	New investments totaled $437.2 million and $2.6 billion for the three months and year ended December 31, 2013, respectively

•	Direct origination activity totaled $86.9 million and $1.6 billion for the three months and year ended December 31, 2013, respectively

•	As of December 31, 2013, the fair value of investments was $4.1 billion, of which 51% represented direct originations, 28% represented opportunistic investments and 21% represented broadly syndicated and other investments

Total Portfolio Activity

(dollar amounts in thousands)	For the Three Months Ended December 31, 2013	For the Year Ended December 31, 2013
Purchases	$437,173	$2,641,733
Sales and Redemptions	(535,910)	(2,510,887)

Net portfolio activity	$(98,737)	$130,846

(dollar amounts in thousands)	As of December 31, 2013
Total fair value of investments	$4,137,581

Total assets	$4,444,577

As of December 31, 2013
Portfolio Data
Number of Portfolio Companies	165
Average Annual EBITDA of Portfolio Companies	$190,700
Weighted Average Purchase Price of Investments (as a % of par or stated value)	97.3%
Weighted Average Credit Rating of Investments that were Rated[5]	B3
Investments on Non-Accrual[6]	—%

Asset Class (based on fair value)
Senior Secured Loans — First Lien	51%
Senior Secured Loans — Second Lien	22%
Senior Secured Bonds	9%
Subordinated Debt	10%
Collateralized Securities	4%
Equity/Other	4%

Portfolio Composition by Strategy (based on fair value)[7]
Direct Originations	51%
Opportunistic	28%
Broadly Syndicated/Other	21%

Interest Rate Type (based on fair value)
Variable Rate	72.2%
Fixed Rate	23.5%
Income Producing Preferred Equity	2.4%
Non-Income Producing Equity or Other Investments	1.9%

Yields
Gross Portfolio Yield Prior to Leverage (based on amortized cost)	10.1%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) — Excluding Non-Income Producing Assets	10.2%

Direct Origination Activity

	For the Three Months Ended	For the Year Ended
(dollar amounts in thousands)	December 31, 2013	December 31, 2013
New Direct Originations
Total Commitments (including Unfunded Commitments)	$86,913	$1,559,115
Exited Investments (including partial paydowns)	(188,718)	(519,894)

Net Direct Origination Activity	$(101,805)	$1,039,221

New Direct Originations by Asset Class
Senior Secured Loans — First Lien	78%	71%
Senior Secured Loans — Second Lien	—	15%
Senior Secured Bonds	—	—
Subordinated Debt	—	11%
Collateralized Securities	19%	1%
Equity/Other	3%	2%

(dollar amounts in thousands)	Year Ended December 31, 2013
Characteristics of All Direct Originations Held in Portfolio
Direct Originations at Fair Value	$2,096,806
Number of Portfolio Companies	35
Average Annual EBITDA of Portfolio Companies	$34,900
Average Leverage Through Tranche of Portfolio Companies — Excluding Equity/Other and Collateralized Securities	4.0x
Investments on Non-Accrual	—%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations	9.9%
Gross Portfolio Yield Prior to Leverage (based on amortized cost) of Funded Direct Originations — Excluding Non-Income Producing Assets	10.0%

Balance Sheet Summary

(in thousands, except per share amounts)	Year Ended December 31, 2013	Year Ended December 31, 2012
Assets
Investments, at fair value	$4,137,581	$3,934,722
Cash	227,328	338,895
Receivable for investments sold and repaid	26,722	20,160
Interest receivable	47,622	44,711
Deferred financing costs	5,168	7,735
Prepaid expenses and other assets	156	530

Total assets	$4,444,577	$4,346,753

Liabilities
Payable for investments purchased	$23,423	$79,420
Credit facilities payable	723,682	973,046
Repurchase agreement payable	950,000	676,667
Stockholder distributions payable	18,671	17,003
Management fees payable	22,700	21,507
Accrued capital gains incentive fees	32,133	39,751
Subordinated income incentive fees payable	14,303	13,393
Administrative services expense payable	1,153	947
Interest payable	10,563	10,242
Directors’ fees payable	254	—
Other accrued expenses and liabilities	6,703	3,039

Total liabilities	$1,803,585	$1,835,015

Stockholders’ Equity
Preferred stock, $0.001 par value	—	—
Common stock, $0.001 par value	259	252
Capital in excess of par value	2,466,753	2,397,826
Accumulated undistributed net realized gains on investments and gain/loss on foreign currency	55,344	—
Accumulated undistributed (distributions in excess of) net investment income	35,322	4,307
Net unrealized appreciation (depreciation) on investments and gain/loss on foreign currency	83,314	109,353

Total stockholders’ equity	2,640,992	2,511,738

Total liabilities and stockholders’ equity	$4,444,577	$4,346,753

Net asset value per share of common stock at period end	$10.18	$9.97

Reconciliation of Non-GAAP Financial Measures

	Three Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012
GAAP net investment income per share	$0.20	$0.26	$0.19
Plus incentive fee accrual on unrealized gains per share	0.02	—	—
Plus excise taxes per share	0.02	—	—

Adjusted net investment income per share	$0.24	$0.26	$0.19

	Year Ended
	December 31, 2013	December 31, 2012
GAAP net investment income per share	$0.96	$0.59
Plus incentive fee accrual on unrealized gains per share	0.01	$0.12
Plus excise taxes per share	0.02	—

Adjusted net investment income per share	$0.99	$0.71

1)	The per share data was derived by using the weighted average shares outstanding during the applicable period.
2)	Adjusted net investment income is a non-GAAP financial measure. Adjusted net investment income is the net per share increase (decrease) in net investment income excluding the accrual for capital gains incentive fee attributable to unrealized gains and excise taxes. We accrue the capital gains incentive fee based on net realized and unrealized gains; however, under the terms of FSIC’s investment advisory and administrative services agreement with FB Income Advisor, LLC, dated as of February 12, 2008, as amended on August 5, 2008, the fee payable by us is based on realized gains and no such fee is payable with respect to unrealized gains unless and until such gains are actually realized. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. Reconciliations of GAAP net investment income to adjusted net investment income can be found above.
3)	The per share data for distributions reflects the actual amount of distributions paid per share during the applicable period.
4)	GAAP return for the year ended December 31, 2013. This return is calculated in accordance with GAAP and equals the NAV per share as of the end of the applicable period, plus cash distributions declared during the relevant period, divided by the NAV per share as of the beginning of the applicable period. This return represents the return on the fund’s investment portfolio rather than an actual return to stockholders. Past performance is not indicative of future results.
5)	The weighted average credit rating of investments is the weighted average credit rating of the investments in our portfolio that were rated, based upon the scale of Moody’s Investors Service, Inc. As of December 31, 2013, approximately 40.7% of our portfolio (based on the fair value of our investments) was rated.
6)	We record interest income on an accrual basis. Generally, investments are placed on non-accrual when the collection of future interest and principal payments is uncertain.
7)	See FSIC’s annual report on Form 10-K for the year ended December 31, 2013 for a description of the investment strategies.

Conference Call Information

FSIC will hold its annual stockholder conference call on Wednesday, March 12, 2014, at 10:00 a.m., Eastern Time. Interested parties are invited to participate via telephone or webcast, which will be hosted on a webcast link located on the “Investor Relations” section of our website (www.fsinvestmentcorp.com). For participants joining via telephone, please dial (800) 446-1671 at least 10 minutes prior to the beginning of the conference call and provide the confirmation code 36801730 when prompted. An audio archive of the call will be available for replay. The link to the audio archive can be found under the “Investor Relations” section of FSIC’s website and will be available for a period of 30 days following the call.

Supplemental Information

FSIC will provide a financial information presentation with additional details on its financial results for the three months and year ended December 31, 2013 in advance of the March 12, 2014 conference call. In the presentation, FSIC intends to also include select portfolio and financial information for the period beginning on January 1, 2014, and ending on February 28, 2014. This interim information is being provided in connection with the proposed listing of FSIC’s shares of common stock on the New York Stock Exchange LLC (“NYSE”). This presentation will be made available under the “Investor Relations” section of FSIC’s website (www.fsinvestmentcorp.com). For inquiries, please contact Ben Holman at (215) 220-6266.

About FSIC

FSIC, an investment fund sponsored by Franklin Square Capital Partners (“Franklin Square”), is a publicly registered business development company (“BDC”). A BDC such as FSIC is a type of investment fund that enables investors to access investments in private U.S. companies. FSIC focuses primarily on investing in the debt securities of private companies throughout the U.S., with the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation for its investors. FSIC is managed by FB Income Advisor, LLC, an affiliate of Franklin Square, and is sub-advised by GSO / Blackstone Debt Funds Management LLC, an affiliate of GSO Capital Partners LP (“GSO”). GSO, with approximately $65 billion in assets under management as of December 31, 2013, is the credit platform of Blackstone. For more information, please visit www.fsinvestmentcorp.com.

About Franklin Square

Franklin Square is a leading manager of alternative investment funds designed to enhance investors’ portfolios by providing access to asset classes, strategies and asset managers that typically have been available to only the largest institutional investors. The firm’s funds offer “endowment-style” investment strategies that help construct diversified portfolios and manage risk. Franklin Square strives not only to maximize investment returns but also to set the industry standard for best practices by focusing on transparency, investor protection and education for investment professionals and their clients.

Founded in Philadelphia in 2007, Franklin Square quickly established itself as a leader in the world of alternative investments by introducing innovative credit-based income funds, including the industry’s first non-traded BDC. The firm currently manages four funds with over $10 billion in assets as of December 31, 2013. For more information, please visit www.franklinsquare.com.

Other Information

The information in this press release is summary information only and should be read in conjunction with FSIC’s annual report on Form 10-K for the year ended December 31, 2013, which FSIC filed with the Securities and Exchange Commission (the “SEC”) on February 28, 2014, as well as FSIC’s other reports filed with the SEC. A copy of FSIC’s annual report on Form 10-K for the year ended December 31, 2013 and FSIC’s other reports filed with the SEC can be found on FSIC’s website at www.fsinvestmentcorp.com and the SEC’s website at www.sec.gov.

Certain Information About Distributions

The determination of the tax attributes of FSIC’s distributions is made annually as of the end of its fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. FSIC intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on Form 1099-DIV.

The payment of future distributions on FSIC’s shares of common stock is subject to the discretion of its board of directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

FSIC may fund its cash distributions to stockholders from any sources of funds available to it, including expense reimbursements from Franklin Square, as well as offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital gains proceeds from the sale of assets and dividends or other distributions paid to it on account of preferred and common equity investments in portfolio companies. FSIC has not established limits on the amount of funds it may use from available sources to make distributions. There can be no assurance that FSIC will be able to pay distributions at a specific rate or at all.

Forward-Looking Statements

This announcement may contain certain forward-looking statements, including statements with regard to future events or the future performance or operations of FSIC. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements. Factors that could cause actual results to differ materially include changes in the economy, risks associated with possible disruption in FSIC’s operations or the economy due generally to terrorism or natural disasters, future changes in laws or regulations and conditions in FSIC’s operating area, the ability of FSIC to complete the listing of its shares of common stock on the NYSE, and the price at which shares of common stock may trade on the NYSE. Some of these factors are enumerated in the filings FSIC makes with the SEC. FSIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

The press release above contains summaries of certain financial and statistical information about FSIC. The information contained in this press release is summary information that is intended to be considered in the context of FSIC’s SEC filings and other public announcements that FSIC may make, by press release or otherwise, from time to time. FSIC undertakes no duty or obligation to publicly update or revise the information contained in this press release. In addition, information related to past performance, while helpful as an evaluative tool, is not necessarily indicative of future results, the achievement of which cannot be assured. Investors should not view the past performance of FSIC, or information about the market, as indicative of FSIC’s future results.

Non-GAAP Financial Measures

This press release contains certain financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). FSIC uses these non-GAAP financial measures internally in analyzing financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing results and trends and in comparing FSIC’s financial results with other business development companies.

Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with FSIC’s consolidated financial statements prepared in accordance with GAAP. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.